 August - 2016

 How to Build a Growth Companyin a Slow Growth World  2

       Basic Brands(Brand Promise)  Emotional Brands(Feelings)  Legendary Brands(Experiences)  building the brand  3

       Value differentiatingUniqueFanatical  Model+ Culture Execution  =  Building the Brand  4

 Since the launch of our“Power of Red is Back”expansion plan . . . .  5

 annual store deposit growth  ($ in millions)  39 XGreater  *Source: First Manhattan Consulting Group White paper 2015    6

 total assets          ($ in millions)  7

 core deposit growth      ($ in millions)      8

 deposit accounts  Growth = 117%   9

 loan growth  ($ in millions)            10

 projected store count  +2  +6  +4  +5  + New Store Additions  11

 stock price  0        12

 THE BEST OF EVERY CHANNELYOU CHOOSE  in-store  online  mobile  phone  13 our leadership team


REPUBLIC
BANK
OVER 55,000
FREE ATMS
WORLDWIDE

Tracie Young
Chief Risk Officer

Jay Neilon
Chief Credit Officer

Frank Cavallaro
Chief Financial Officer

Harry D. Madonna
Chairman,
Chief Executive Officer

Vernon W. Hill II

Andrew J. Logue
President,
Chief Operating Officer

Rhonda S. Costello
Chief Retail Officer

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mortgage company acquisition  Announces acquisition of Oak Mortgage Company on 7/26/16. Residential mortgage originator located in Marlton, NJ.Closed more than $330 million in residential mortgages in 2015.Well known throughout our footprint.  15

 profitability trend        Six Months Ended                   06/30/16    06/30/15    Change $ %      Total Revenue    28,331    22,675    5,656    25%  Loan Loss Provision    950    -          Non Interest Expenses    25,310    21,621    3,689    17%  Income Before Taxes    2,071    1,054          Taxes    (37)    (7)          Net Income    2,108    1,061    1,047    99%        16

  capital ratios      Actual    Well      12/31/15    Capitalized  Leverage Ratio    9.07%    5.00%  Common Equity Tier 1    9.22%    6.50%  Tier I Risk-Based    11.86%    8.00%  Total Risk-Based    12.65%    10.00%  Tangible Common Equity Ratio    7.88%    N/A     17

 loan portfolio   ($ in millions)     6/30/16  12/31/15  12/31/15  12/31/13   Commercial Real Estate      $ 369.8   $ 349.7   $ 379.3   $ 342.8   Construction and Land Dev     40.5   46.5    29.9    24.0    Commercial and Industrial     199.1    181.9    145.1    118.2    Owner Occupied Real Estate     265.2    246.4    188.0    160.2    Consumer and Other      52.8    48.1    39.7    32.0    Residential Mortgage      2.3    2.4    0.4    2.4                      Total Loans      $ 929.8   $ 875.0   $ 782.4   $ 679.5  18

 asset quality      6/30/16  Non-Perf Loans    $ 18.8  OREO     12.0  Total Non-Perf Assets    $ 30.8 *  NPL / Total Loans    2.03%  NPA / Total Assets    1.95%  Classified Asset Ratio    23.53%  Net Charge-offs / Avg Loans    0.20%    ($ in millions)  * This balance consists of 3 assets in the amount of $21.1m, or 69% of total NPA’s  19

 organic growth opportunity  Source: SNL Financial Deposit Market Share analysis     Bank  Deposits ($ in millions)  % of Market Share  # of Stores  Wells Fargo  $ 28,821  19.1%  187  TD Bank  20,444  13.5%  145  PNC  17,691  11.7%  146  Citizens  16,025  10.6%  168  Bank of America  13,271  8.8%  86  Santander  6,548  4.3%  73  BB&T  6,494  4.3%  119  Beneficial  4,071  2.7%  66  Univest  2,947  1.9%  47  Fulton Financial  2,455  1.6%  51  Republic Bank  1,138  0.8%  18   Total Market  $150,984        20

  forward looking statements  The Company may from time to time make written or oral "forward-looking statements", including statements contained in this presentation. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; our ability to identify, negotiate, secure and develop new store locations and renew, modify, or terminate leases or dispose of properties for existing store locations effectively; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Annual Report on Form 10-K for the year ended December 31, 2015 and other documents the Company files from time to time with the Securities and Exchange Commission. The words "would be," "could be," "should be," "probability," "risk," "target," "objective," "may," "will," "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.   22